As filed with the Securities and Exchange Commission on December 8 , 2014

Registration No. 333-197814

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

AMENDMENT NO. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEM SALES, INC.
(Exact name of registrant as specified in its charter)

Florida	6770	46-5537828
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

801 West Bay Drive, Suite 418, Largo, FL  33770

(727) 415-9409

(Address and telephone number of principal executive offices)

Robert M. Snibbe, Jr.

801 West Bay Drive, Suite 418, Largo, FL  33770

(727) 415-9409

 (Name, address, and telephone number of agent for service)

Copies to:

Diane J. Harrison, Esq.

Harrison Law, P.A.

8955 U.S. Highway 301 N., No. 203

Parrish, FL  34219

(941) 723-7564

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

i

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed Maximum Aggregate Offering Price [2]	Amount of Registration Fee
Common Stock par value $0.01	1,000,000	$0.10	$100,000	$12.88
Total	1,000,000		$100,000	$12.88

[1] The Primary Offering is on a best efforts basis by our Officers and Directors for a maximum of 1,000,000 shares of common stock, with no minimum number of shares to be sold.

[2] Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

Financial Statements

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED, ______________, 2014

PRELIMINARY PROSPECTUS

STEM SALES, INC.

The Securities Being Offered by Stem Sales, Inc. are Shares of Common Stock

Shares offered:  1,000,000

Stem Sales, Inc. (“STEM”) is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, which we refer to throughout this prospectus as our initial business combination, with one or more businesses or entities, which we refer to throughout this prospectus as a target business. Our efforts to identify a target business will not be limited to a particular industry or geographic region.  We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

STEM is a shell company as defined in Rule 405 of the 1933 Securities Act rules.  A shell company is one that has no or nominal operations and assets consisting primarily of cash or cash equivalents.  As a shell company we are restricted in our use of Registrations on Form S-8; the limitations of using Rule 144 by security holders; and the lack of liquidity in our stock.

Rule 144(i) Unavailability to Securities of Issuers With No or Nominal Operations and No or Nominal Non-Cash Assets provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a shell company. We have identified our company as a shell company therefore the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the company is no longer identified as a shell company.

This is an initial public offering of our securities. Each share that we are offering has a fixed offering price of $0.10 for the duration of the offering.  None of the current security holders is registering their shares for sale in this registration statement.  Management has not made a decision to seek quotation on the OTC MARKETS at this time and there is no guarantee that quotation will be sought.  There is presently no public market for our shares of common stock.

The shares of STEM common stock being offered through this prospectus will be offered on a self-underwritten basis by the officers and directors of the company from time to time for a period ending twelve (12) months after the date the registration statement has been declared effective by the SEC, or until the date on which we otherwise terminate the offering prior to the expiration of twelve (12) months.  We may file a post-effective amendment extending the offering. The actual number of shares sold will vary depending upon the decision of the Board of Directors based on a potential target company.

As a blank check company we are subject to the requirements of Rule 419 of the Securities Act of 1933.  Purchasers of shares of stock in a blank check company should be aware that there is a high risk involved in the purchase of shares in a blank check company.  If we are unable to consummate a business combination within 18 months from the effective date of the initial registration statement and a business combination has not yet been consummated within such 18-month period, we will redeem 100% of the public shares using the funds in the trust account, by and between Stem Sales, Inc. and Underhill Securities Corp., described below.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and will therefore be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Financial Statements

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to Public, Offering	$0.10	$100,000
Underwriting Discounts and Commissions, Offering	-0-	-0-
Proceeds to Stem Sales, Inc.	$0.10	$100,000

The date of this prospectus is       , 2014

Financial Statements

Financial Statements

PART I – Information Required In Prospectus

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

•

references in this prospectus to “we,” “us” or “our company” refer Stem Sales, Inc.

•

references in this prospectus to “currently issued and outstanding shares” refer to the 1,000,000 shares of common stock currently held by our officers and directors and current shareholders;

•

references in this prospectus to our “management” or our “management team” refer to our officers and directors;

•

references in this prospectus to our “public shares” refer to shares of our common stock which are being sold as part of the primary offering (whether they are purchased in this offering) and references to “public stockholders” refer to the holders of our public shares, including our officers and directors and current shareholders to the extent they purchase public shares, provided that their status as “public stockholders” shall exist only with respect to such public shares;

•

references in this prospectus to our “original shareholders” refer to the holders of the currently issued and outstanding shares prior to the consummation of this offering.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a blank check company formed under the laws of the State of Florida on April 9, 2014. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, which we refer to throughout this prospectus as our initial business combination, with one or more businesses or entities, which we refer to throughout this prospectus as a target business. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any target business on which to concentrate our search for our initial business combination.

STEM is a shell company as defined in Rule 405 of the 1933 Securities Act rules.  A shell company is one that has no or nominal operations and assets consisting primarily of cash or cash equivalents.  As a shell company we are restricted in our use of Registrations on Form S-8; the limitations of using Rule 144 by security holders; and the lack of liquidity in our stock.  Rule 144(i) Unavailability to Securities of Issuers With No or Nominal Operations and No or Nominal Non-Cash Assets provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a shell company. We have identified our company as a shell company therefore the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the company is no longer identified as a shell company.

All securities issued in connection with this offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights, shall be deposited directly into the trust account promptly upon issuance.  The identity of the purchaser of securities shall be included on the stock certificates or other documents evidencing such securities.  Securities held in the trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers.  The purchasers shall have voting rights, if any, with respect to securities held in their names as provided by applicable state law.  No transfer or other disposition of securities held in the trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

Pursuant to Rule 15g-8 of the 1934 Securities and Exchange Act, as amended makes it unlawful for any person to sell or offer to sell any security that is deposited and held in the trust account pursuant to Rule 419 under the Securities

Financial Statements

Act of 1933, as amended or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

Warrants, convertible securities or others derivative securities relating to securities held in the trust account may be exercised or converted in accordance with their terms; Provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the trust account ..

Our efforts to identify a target business will not be limited to a particular industry or geographic region.  We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

If we are unable to consummate a business combination within 18 months from the effective date of the initial registration statement and a business combination has not yet been consummated within such 18-month period, we will redeem 100% of the public shares using the funds in the trust account. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than five business days thereafter, redeem 100% of our outstanding public shares with the funds held in the trust account and then seek to dissolve and liquidate.

Our common stock is not presently quoted on or traded on any securities exchange or automatic quotation system and we have not yet applied for quotation on any public market. We can provide no assurance that there will ever be an established pubic trading market for our common stock. If we decide to seek quotation on the OTC MARKETS, we must obtain a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) on our behalf.  There is a risk that we may not be able to obtain a market maker to file such an application.  If a market maker does file an application on our behalf, it may take as long as nine (9) months to one (1) year to be approved by the FINRA.  We may or may not seek to have a market maker file a Listing Application on our behalf.

All securities issued in connection with this offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights, shall be deposited directly into the trust account promptly upon issuance.  Securities held in the trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers.  The purchasers shall have voting rights, if any, with respect to securities held in their names as provided by applicable state law.  No transfer or other disposition of securities held in the trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

Pursuant to Rule 15g-8 of the 1934 Securities and Exchange Act, as amended makes it unlawful for any person to sell or offer to sell any security that is deposited and held in trust pursuant to Rule 419 under the Securities Act of 1933, as amended or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The target business or businesses that we acquire will have a collective fair market value in excess of 80% of the maximum offering proceeds.

We currently anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to

Financial Statements

register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test.

To the best of the Officers and Directors knowledge there are no pre-existing fiduciary or contractual obligations that would impact any business combination opportunity presented to us.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act) and will remain such for up to five years. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards.

Officer and Director’s Shares

The Officers and Director’s shares are identical to the shares of common stock included in the primary offering. However, our Officers and Directors have agreed (A) to approve any proposed business combination, (B) not to propose, or vote in favor of an amendment to our certificate of incorporation prior to the consummation of such a business combination, (C) not to seek to convert any of their shares into the right to receive cash from the trust account in connection with any approval of a proposed initial business combination and (D) that the Officers and Director’s shares shall not participate in any liquidating distribution of the trust funds upon winding up if a business combination is not consummated.

Stem Sales, Inc. was formed on April 9, 2014 under the Laws of the State of Florida.  Our executive offices are located at 801 West Bay Drive, Largo, FL  33770 and our telephone number is (727) 415-9409.

Rule 419 Requirements

The following are the requirements set forth under Rule 419 regarding the completion of a transaction as a blank check company.  All of the requirements of Rule 419 of the Securities Act of 1933, as amended are applicable to our offering.

If we engage in a registration statement offering, our securities for sale as a blank check company, or with a company that would still be considered a shell company or blank check company, will require registration subject to Rule 419 of the Securities Act of 1933, as amended (the “Securities Act”). The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. We have filed this registration statement offering of our securities for sale before we complete a business combination with an operating company, we are considered a blank check company within the meaning of Rule 419 and any sales of the stock issued in the offering require registration under the Securities Act, furthermore, the registered securities and the proceeds from this offering subject us to Rule 419 and require the following:

(1)

Deposit and investment of proceeds

Financial Statements

(i)

All offering proceeds shall be deposited promptly into the trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

(ii)

Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the or trustee ..

(iii)

Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

(iv)

Deposited proceeds shall be invested in one of the following:

(A)

An obligation that constitutes a “deposit”, as that term is defined in section

3(l) of the Federal Deposit Insurance Act;

(B)

Securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(4) of Rule 2a-7 under the Investment Company Act:

(C)

Securities that are direct obligations of, or guaranteed as to principal or interest by, the United States.

(v)

Interest or dividends earned on the funds, if any, shall be held in the trust account until the funds are released in accordance with the provisions of this rule.  If funds held in the trust account are released to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release.  If funds held in the trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

(vi)

Under Rule 419(b)(2)(vi) the registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (b)(2)(i) of this rule, exclusive of interest or dividends, as those proceeds are deposited into trust account ..   None of the proceeds will be released to the registrant unless and until an acquisition has been approved.  All subscription proceeds will be placed in the trust account.

(2)

Deposit of securities.

(i)

All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

(ii)

Securities held in the trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law.  No transfer or other disposition of securities held in the trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

(iii)

Warrants, convertible securities or others derivative securities relating to securities held in the trust account may be exercised or converted in accordance with their terms; Provided, however,

Financial Statements

that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the trust account ..

(3)

Release of deposited funds and securities.

(i)

By Post-effective amendment for acquisition agreement: upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least Eighty percent (80%) of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment disclosing the entire transaction.

(4)

Information to Investors Regarding Acquisitions.

(i)

Within five days of the effective date of a post-effective amendment(s), we must send by first class mail, or other prompt means, to each purchaser of securities in trust a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto.

(ii)

Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor.  If we have not received written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in trust shall be sent by first class mail or other equally prompt means to the purchaser within five business days.

(iii)

If we do not consummate an acquisition within 18 months from the effective date of the initial registration statement, funds in trust shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

(iv)

No purchaser of our securities in this offering whose securities are held in trust pursuant to Rule 419 shall be able to sell such security other than pursuant to a Qualified Domestic Relations Order as defined by the Internal Revenue Code of 1986 as amended or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

The following are the terms of the offering as included in our trust agreement.  Each purchaser has the right to receive information regarding an acquisition, including the requirement that pursuant to Rule 419(c) of the 1933 Securities Act Amended that, purchasers must confirm in writing that investment in the securities registrant.

Terms of the Offering.

The terms of the offering must provide, and the Company must satisfy, the following conditions.

Within five business days after the effective date of the post-effective amendment(s), the Company shall send by first class mail or other equally prompt means, to each purchaser of securities held in the trust account , a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the purchaser elects to remain an investor. If the Company has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

Financial Statements

The acquisition(s) meeting the criteria set forth in the above paragraph will be consummated if a sufficient number of purchasers confirm their investments; and

If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

Conditions for release of deposited securities and funds.

Funds held in the trust account may be released to the Registrant and securities may be delivered to the purchasers or other registered holder identified on the deposited securities only at the same time as or after:

The   trustee has received a signed representation from the Company, together with other evidence acceptable to the trustee , that the requirements of Rule 419(e) have been met; and

Consummation of an acquisition(s) meeting the requirements of Rule 419(e)(2)(iii).  The Trustee shall have no further duties hereunder after the disbursement or destruction of the  securities held in the trust account in accordance with Rule 419.

Conditions for return of deposited securities and funds.

If a consummated acquisition meeting the requirements of Rule 419 has not occurred by a date 18 months after the effective date of the initial registration statement,

The funds held in the trust account shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date.

The securities held in the trust account shall be returned by first class mail or equally prompt means to the Registrant within five business days following that date.

Any public transactions in our Common Stock by will require compliance with the registration requirements under the Securities Act.

Furthermore, if we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with Rule 419 of the Securities Act and deposit all funds in the trust pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14A of the SEC and seeking the approval of the investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in trust by the trustee under Rule 419, as applicable, will be promptly returned to any such stockholder .. All securities issued in any such offering will likewise be deposited in trust , pending satisfaction of the foregoing conditions. In addition, if we enter into a transaction with a company that would still be considered a shell company or blank check company, the exemption from registration available from Rule 144, for the resale of our securities by our stockholders, would not be available to us.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page I-11 of this prospectus.

Financial Statements

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is being conducted in compliance with Rule 419 promulgated under the Securities Act. You will be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

The Offering
Number of Shares Being Offered	The company is offering to sell up to 1,000,000 shares of common stock at the fixed price of $0.10 per share for the duration of the offering.
Number of Shares Outstanding After the Offering

1,000,000 shares of our common stock are currently issued and outstanding. We have no other securities issued. In the event we sell all of the common stock in our primary offering we will have 2,000,000 common shares issued and outstanding.

Use of proceeds

The proceeds from the sale of shares of common stock by the company shall be used for a business combination.  Under Rule 419(b)(2)(vi) the registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (b)(2)(i) of this rule, exclusive of interest or dividends, as those proceeds are deposited into the trust or the trust account.   None of the proceeds will be released to the registrant unless and until an acquisition has been approved.  All subscription proceeds will be placed in the trust account.

Plan of Distribution

The Offering is being made by our officers and directors on a self-underwritten, best efforts basis. We may or may not seek quotation of our common stock on the OTC MARKETS .. Management has made no decision as to whether to seek a quotation and will not do so until such time as it can properly make a decision based on the value to the shareholders of such a quotation. No assurance can be given that our common stock will be approved for quotation on the OTC MARKETS even if we make application to the OTC MARKETS ..

Risk Factors

You should carefully consider all the information in this Prospectus including the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 13 , before deciding whether to invest in our common stock.

Financial Statements

Lack of Liquidity in our common stock

Our common stock is not presently quoted on or traded on any securities exchange or automatic quotation system and we have not yet applied for quotation on any public market. We can provide no assurance that there will ever be an established pubic trading market for our common stock. If we decide to seek quotation on the OTC MARKETS , we must obtain a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) on our behalf.  There is a risk that we may not be able to obtain a market maker to file such an application.  If a market maker does file an application on our behalf, it may take as long as nine (9) months to one (1) year to be approved by the FINRA.  We may or may not seek to have a market maker file a Listing Application on our behalf.

Pursuant to Rule 15g-8 of the 1934 Securities and Exchange Act, as amended makes it unlawful for any person to sell or offer to sell any security that is deposited and held in trust pursuant to Rule 419(b)(3) under the Securities Act of 1933, as amended or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

Securities held in the trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law.  No transfer or other disposition of securities held in the trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

Warrants, convertible securities or others derivative securities relating to securities held in the trust account may be exercised or converted in accordance with their terms; Provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the trust account.

Financial Statements

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our offering. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a newly formed blank check company in the development stage with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a newly formed blank check company in the development stage with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our shares. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of our initial business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of September 30, 2014, we had $31,211 in cash and cash equivalents and a deficit of $18,789. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

If we are unable to consummate our initial business combination, our stockholders may be forced to wait more than 18 months before receiving distributions from the trust account.

We will have 18 months from the effective date of the initial registration statement to consummate our initial business combination. We have no obligation to return funds to investors prior to such date unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to convert their shares. Only after the expiration of this full time period will holders of our common stock be entitled to distributions from the trust account if we are unable to complete our initial business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public shares, potentially at a loss.  In addition the holders of the securities purchased in this offering and held in the trust account will not be available for sale or transfer by the security holders other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

We may issue shares of our capital stock to complete our initial business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 500,000,000 shares of common stock, par value $.01 per share and a blank check class of preferred stock. Immediately after this offering and the purchase of the offering shares, there will be 498,000,000 authorized but unissued shares of common stock available for issuance. Although we

Financial Statements

have no commitment as of the date of this offering, we may issue a substantial number of additional shares of common stock or shares of preferred stock, or a combination of common stock and preferred stock, to complete our initial business combination. The issuance of additional shares of common stock or preferred stock:

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may significantly reduce the equity interest of investors in this offering;

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may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

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may cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our shares of common stock.

We may incur significant indebtedness in order to consummate our initial business combination.

If we find it necessary to incur significant indebtedness in connection with our initial business combination, it could result in:

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default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

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our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption price received by stockholders may be less than $.10.

Our placing of funds in the trust account is to protect those funds from third party claims against us. The trust account we have established will be established by a broker or dealer registered under the Exchange Act maintaining net capital equal to or exceeding $25,000 (as calculated pursuant to Exchange Act Rule 15c3-1, in which the broker or dealer acts as trust ee for persons having the beneficial interests in the account.  The records of the trust ee will reflect that the funds in the trust account will be for the benefit of the purchasers of the securities in this offering in order to comply with Rule 419(b)(1)(ii).

Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek legal recourse against the trust account. A court may not uphold the validity of such agreements and subject the funds in trust to claims of third parties. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders. Therefore, the distribution from the trust account to each holder of shares of common stock may be less than $.10 plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we may not be able to return to our holders of shares of common stock at least $.10.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Financial Statements

If we have not completed our initial business combination within 18 months from the effective date of the initial registration statement, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter, redeem 100% of the outstanding public shares of common stock, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Florida law to provide for claims of creditors and the requirements of other applicable law. We may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after expiration of the 12 or 24-month deadline, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public holders of common stock from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Since we are not limited to a particular industry or target business with which to complete our initial business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate our initial business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage we may be affected by numerous risks inherent in the business operations of those entities. If we complete our initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we may not properly ascertain or assess all of the significant risk factors. An investment in our shares may not ultimately prove to be more favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the maximum offering proceeds at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the FINRA listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the maximum offering proceeds at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

Financial Statements

We may structure a business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company acquires 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. None of our officers are required to commit any specified amount of time to our affairs (although we expect them to devote approximately 10 hours per week to our business) and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel after our initial business combination, however, remains to be determined. Although some of our key personnel may serve in senior management or advisory positions following our initial business combination, it is likely that most, if not all, of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

We may consummate a business combination with a target business in any geographic location or industry we choose. Our officers and directors may not have enough experience or sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding our initial business combination.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or

Financial Statements

our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. These conflicts may not be resolved in our favor.

The shares beneficially owned by our officers and directors will not participate in the trust account liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Our officers and directors have waived their right to convert their shares, or any other shares of common stock acquired in this offering or to receive distributions with respect to their shares upon our trust account liquidation if we are unable to consummate our initial business combination. Accordingly, these securities may be worthless if we do not consummate our initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is likely we will consummate our initial business combination with a single target business, although we have the ability to simultaneously acquire several target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business, or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or

Financial Statements

products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may be unable to consummate an initial business combination if a target business requires that we have a certain amount of cash at closing, in which case public stockholders may have to remain stockholders of our company and wait until our redemption of the public shares to receive a pro rata share of the trust account.

A potential target may make it a closing condition to our initial business combination that we have a certain amount of cash available at the time of closing. If the amount of money available to us to consummate an initial business combination is below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public stockholders may have to remain stockholders of our company and wait the full 18 months in order to be able to receive a distribution from the trust account, in which case they may receive less than their original purchase price from the trust account.  Under Rule 419(b)(2)(vi) the registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (b)(2)(i) of this rule, exclusive of interest or dividends, as those proceeds are deposited into the trust account ..  If the company were to receive up to 10 percent of the funds in the trust account, the amount available for distribution would be decreased and a pro rata amount would be distributed.

Each public stockholder will have the option to elect to remain an investor in the proposed business combination with his, her or its shares in accordance with Rule 419 of the Securities Act of 1933, as amended.

In connection with any initial business combination, in accordance with the procedures under Rule 419(e)(2), each public stockholder will have to remain as an investor in such proposed business combination or receive a refund of his, her, or its investment. Each shareholder shall have no fewer than 20 business days or more than 45 business days to notify us in writing of their decision to remain an investor in any proposed business combination.  Each public shareholder will receive by first class mail or other prompt means, sent by the company no more than five days after a post-effective amendment effective date, a copy of the post-effective amendment prospectus for the acquisition of a business.

If an acquisition meeting the requirements of Rule 419 has not occurred by a date 18 months after the effective date of the initial registration statement the funds held in the trust account shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date. The securities held in the trust account shall be returned by first class mail or equally prompt means to the Registrant within five business days following that date ..

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking stockholder approval of our initial business combination may delay the consummation of a transaction. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Our ability to consummate an attractive business combination may be impacted by the market for initial public offerings.

Financial Statements

Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although it is very likely that our target will want to be a public reporting company. If the market for initial public offerings is limited, we believe there will be a greater number of attractive target businesses open to being acquired by us as a means to achieve publicly held status. Alternatively, if the market for initial public offerings is robust, we believe that there will be fewer attractive target businesses amenable to being acquired by us to become a public reporting company. Accordingly, during periods with strong public offering markets, it may be more difficult for us to complete an initial business combination.

We may be unable to obtain additional financing, if required, to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, the capital requirements for any particular transaction remain to be determined. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares of common stock, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers and directors is required to provide any financing to us in connection with or after our initial business combination.

Our officers and directors will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering and sale of the stock in this offering, our officers and directors, will collectively own approximately 50.0% of our issued and outstanding shares of common stock (assuming they do not purchase any shares in this offering). None of our officers, directors or their affiliates has indicated any intention to purchase shares in this offering or any shares from persons in private transactions. However, our officers, directors or their affiliates could determine in the future to make such purchases in private transactions, to the extent permitted by law, in order to influence the vote.

Our original shareholders paid an aggregate of $50,000, or approximately $0.05 per share, for their shares and our new shareholders will pay $0.10 per unit for their shares resulting in immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share and the net tangible book value per share of common stock after this offering constitutes the dilution to the investors in this offering. Our original shareholders acquired their shares of common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution per share.

The requirement that we complete our initial business combination within 18 months from the effective date of the initial registration statement may give potential target businesses leverage over us in negotiating our initial business combination.

We have 18 months from the effective date of the initial registration statement to complete our initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.

Financial Statements

We may not obtain a fairness opinion with respect to the target business that we seek to acquire and therefore you may be relying solely on the judgment of our board of directors in approving a proposed business combination.

We will only be required to obtain a fairness opinion with respect to the target business that we seek to acquire if it is an entity that is affiliated with any of our officers and directors. In all other instances, we will have no obligation to obtain an opinion. Accordingly, investors will be relying solely on the judgment of our board of directors in approving a proposed business combination.

We may not be required to obtain an opinion from an independent investment banking firm as to the fair market value of the target business we are seeking to acquire.

We will not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value of such target business if our board of directors independently determines that the target business complies with the 80% threshold. Accordingly, investors will be relying solely on the judgment of our board of directors in valuing such target business or businesses, and our board of directors may not properly value such target business or businesses.

Resources could be spent researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls and may require that we have such system of internal controls audited. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company” is an issuer whose initial public offering was or will be completed after Dec. 8, 2011, and had total annual gross revenues of less than $1 billion during its most recently completed fiscal year. An issuer’s EGC status terminates on the earliest of:

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The last day of the first fiscal year of the issuer during which it had total annual gross revenues of $1 billion or more;

Financial Statements

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The last day of the fiscal year of the issuer following the fifth anniversary of the date of the issuer’s initial public offering;

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The date on which such issuer has issued more than $1 billion in non-convertible debt securities during the prior three-year period determined on a rolling basis; or

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The date on which the issuer is deemed to be a “large accelerated filer” under the Exchange Act, which means, among other things, that it has a public float in excess of $700 million.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of Executive Officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

As an Emerging Growth Company our investors could suffer the loss of their investment in the event of a downturn of the economy, the loss of one or more of the Officers or Directors, broad market fluctuations, or revenues and operating results falling below our expectations.

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect our initial business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

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rules and regulations or currency conversion or corporate withholding taxes on individuals;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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longer payment cycles;

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tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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currency fluctuations and exchange controls;

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challenges in collecting accounts receivable;

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cultural and language differences;

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employment regulations;

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crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

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deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to do so, our operations may suffer.

Financial Statements

If we effect our initial business combination with a target business located outside of the United States, the laws applicable to such target business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a target business located outside of the United States, the laws of the country in which such target business is domiciled will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements in such jurisdiction and appropriate remedies to enforce its rights under such material agreements may not be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we will not be able to complete our initial business combination with prospective target businesses unless their financial statements are prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards.

The federal proxy rules require that a proxy statement with respect to a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire.

Risks Relating to our Common Stock

The determination of the offering price of our Common Stock is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets or earnings.  Factors considered in determining the price of the shares include:

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the history of other similarly structured blank check companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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our capital structure;

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securities exchange listing requirements;

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market demand;

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expected liquidity of our securities; and

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general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Financial Statements

There is currently no public market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

If we fail to continue to comply with the listing requirements of the OTC MARKETS , the price of our common stock and our ability to access the capital markets could be negatively impacted.

We may or may not apply to have our common stock listed on the OTC MARKETS .. If we choose to do so we will be subject to certain continued listing standards. We cannot provide any assurance that we will be able to continue to satisfy the requirements of the OTC MARKETS ’s continued listing standards. A delisting of our common stock could negatively affect the price and liquidity of our common stock and could impair our ability to raise capital in the future.

Pursuant to Rule 15g-8 of the 1934 Securities and Exchange Act, as amended makes it unlawful for any person to sell or offer to sell any security that is deposited and held in trust pursuant to Rule 419(b)(3) under the Securities Act of 1933, as amended or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

We will not have an underwriter for our offering and so we cannot guarantee how much, if any, of the offering will be sold.

The common shares offered in the primary offering are being offered by our officers and directors on a self- underwritten basis. We have not retained an underwriter to assist in offering the common shares. Our officers and directors have limited experience in the offer and sale of securities, and as a result, they may be unable to sell any of the common shares.

We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

We have not paid any cash dividends or distributions on our capital stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 1,000,000 shares of common stock, being registered for sale by the company. If additional shares of our common stock become available for resale in the public market pursuant to other offerings, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock.

The market price for our common shares will be particularly volatile given our status as a relatively unknown company, with a limited operating history and lack of profits which could lead to wide fluctuations in our share

Financial Statements

price. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

While there is no current market for our common shares our price volatility in the future will be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats.  The volatility in our share price will be attributable to a number of factors.  First, our common shares will be compared to the shares of such larger, more established companies, sporadically and thinly traded.  As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand.  Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float.  Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time.

If we fail to continue to comply with the listing requirements of the OTC MARKETS , the price of our common stock and our ability to access the capital markets could be negatively impacted.

We may or may not apply to have our common stock listed on the OTC MARKETS .. If we choose to do so we will be subject to certain continued listing standards. We cannot provide any assurance that we will be able to continue to satisfy the requirements of the OTC MARKETS ’s continued listing standards. A delisting of our common stock could negatively affect the price and liquidity of our common stock and could impair our ability to raise capital in the future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

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ability to complete our initial business combination;

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success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

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officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

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potential ability to obtain additional financing to complete our initial business combination;

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pool of prospective target businesses;

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the ability of our officers and directors to generate a number of potential investment opportunities;

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potential change in control if we acquire one or more target businesses for stock;

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the potential liquidity and trading of our securities;

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the lack of a market for our securities;

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use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

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financial performance following this offering.

Financial Statements

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

Unless our current shareholders register their shares under a registration statement with the U.S. Securities Exchange Commission, none of our currently issued and outstanding shares of common stock will be eligible for sale under the Securities Act.

We will receive the proceeds from the sale of the common stock offered through this prospectus.  We will incur all costs associated with this registration statement and prospectus.  There is no minimum amount of shares that must be sold during this offering.  All proceeds will be used for working capital and the costs associated with the business combination we will pursue.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets or earnings. We believe that setting the offering price at $0.10 per share provides sufficient capital for management to be able to locate and complete a business transaction.

DIVIDEND POLICY

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain our officers and directors ownership at 50.0% of our issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The common stock to be sold by the company is common stock that is currently unissued and not outstanding. Accordingly, there will be dilution of equity interests to our existing stockholders.  The following tables reflect the dilution to our existing shareholders and the dilution to the purchasers of our common stock in this offering.

Table 1.0 – Dilution to Existing Stockholders

Shares Outstanding	Net Tangible Book Value Per Share Before the Offering	Net Tangible Book Value Per Share After the Offering	Increase in Per Share Book Value to Existing Shareholders	Amount of Dilution to Existing Shareholders
1,000,000.0333		.0333	.0000	.0000
1,200,000.0333		.0443	.0110	.0057
1,400,000.0333		.0523	.0190	.0025
1,600,000.0333		.0582	.024	.0084
1,800,000.0333		.0629	.0296	.0014
2,000,000.0333		.0666	.0333	.0168

Financial Statements

Table 2.0 – Dilution to New Stockholders

Shares Outstanding	Net Tangible Book Value Per Share Before the Offering	Net Tangible Book Value Per Share After the Offering	Decrease in Per Share Book Value to New Shareholders	Amount of Dilution to New Shareholders
1,000,000.0333		.0333	.0000	.0000
1,200,000.0333		.0443	.0111	.0557
1,400,000.0333		.0523	.0191	.0477
1,600,000.0333		.0583	.0251	.0418
1,800,000.0333		.0630	.0297	.0371
2,000,000.0333		.0667	.0334	.0334

 IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the "penny stock" rules.

SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock by the Company.  None of the stock owned by our current security holders will be offered for sale during this registration. The following table sets forth information on our security holders.

Table 3.0 Security Holders

				Percent owned after offering is complete		Position, Officer or other material relationship to the Company within last three years [3]
Name of Security Holder	Shares beneficially owned as of the date of this prospectus [1]	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	If All Offering Shares sold	If No shares sold [2]
Robert M. Snibbe, Jr.	200,000	20%	-0-	10%	20%	President
Bettina Elsner	200,000	20%	-0-	10%	20%	Secretary/Treasurer
Jennifer M. Laws	200,000	20%	-0-	10%	20%
Jacob Fisher IV	200,000	20%	-0-	10%	20%
Charles G. Masters, Jr.	200,000	20%	-0-	10%	20%
Totals:	1,000,000	100%	-0-	50%	100%

[1] The number of shares held before and after this Offering.

[2] The percentage held after this offering and assuming none of the shares in the offering are sold.

[3] Bettina Elsner is the domestic partner of our President Robert M Snibbe, Jr.  Ms. Elsner has sole and dispositive rights over the disposal of her shares, and the voting rights attached thereto, and is not directly or indirectly influenced or controlled by her partner.  In the event of her death Mr. Snibbe would have beneficial ownership of her shares.

Financial Statements

Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed stockholder has the sole investment and voting power with respect to all shares of Common Stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in these footnotes.

Management has not made a decision to seek quotation on the OTC MARKETS at this time and there is no guarantee that quotation will be sought.  If we seek a quotation on the OTC MARKETS the following rules applies to all securities sold in this offering.

All securities issued in connection with this offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights, shall be deposited directly into the trust account promptly upon issuance.  Securities held in the trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers.  The purchasers shall have voting rights, if any, with respect to securities held in their names as provided by applicable state law.  No transfer or other disposition of securities held in the trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

Pursuant to Rule 15g-8 of the 1934 Securities and Exchange Act, as amended makes it unlawful for any person to sell or offer to sell any security that is deposited and held in trust pursuant to Rule 419 under the Securities Act of 1933, as amended or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

As a “blank check” company all of the shares offered by this prospectus may be offered for sale, from time to time, by the officers and directors of the company, pursuant to this prospectus.  Management has not made a decision to seek quotation on the OTC MARKETS at this time and there is no guarantee that quotation will be sought.

Each shareholder acquired their shares under the exemption provided by Rule 4(2) of the Securities Act of 1933, as amended.  The shares were not a part of a public offering. There was no distribution of a prospectus, private placement memorandum, or business plan to the public. Shares were sold to friends, family and personal business acquaintances of our President, Robert M. Snibbe, Jr. and our Secretary/Treasurer Bettina Elsner.  Each individual had specific knowledge of the Company’s lack of operation that was given to them personally by our Officers.  Each individual is considered educated and informed concerning investments such as the $10,000 investment in our Company

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the company to sell shares on a continuous basis for a period of one (1) year after this registration statement is declared effective.  This is an initial public offering of our securities. Each share that we are offering has a fixed offering price of $0.10 for the duration of the offering.  None of the current security holders is registering their shares for sale in this registration statement.  We may or may not apply to have our common stock traded on the OTC MARKETS.  Should we choose not to apply a public market for our common stock may never materialize.

All securities issued in connection with this offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights, shall be deposited directly into the trust account promptly upon issuance.  Securities held in the trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers.  The purchasers shall have voting rights, if any, with respect to securities held in their names as provided by applicable state law.  No transfer or other disposition of securities held in the trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

Financial Statements

Pursuant to Rule 15g-8 of the 1934 Securities and Exchange Act, as amended makes it unlawful for any person to sell or offer to sell any security that is deposited and held in trust pursuant to Rule 419 under the Securities Act of 1933, as amended or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

Five (5) individual security holders invested $10,000 each for the purchase of their shares, for a total investment of $50,000.  None of the current security holders is offering for sale any of their shares in this registration statement.

We can provide no assurance that all or any of the common stock offered in the primary offering in this prospectus will be sold by the company.

As of October 10, 2014, we have expended approximately $1,500 of the estimated $3,858 cost of this offering. As of the date of the filing of this registration statement we have spent any monies for PCAOB audit fees and stock transfer agent fees and consulting fees. We are bearing all costs relating to the registration of the common stock.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our Directors and Executive Officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen Directors. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 4.0 Directors and Executive Officers

Name	Age	Position
Robert M. Snibbe, Jr.	70	President/Chief Financial Officer/Chairman of the Board
Bettina Elsner	72	Secretary/Treasurer

Background of Executive Officers and Directors

~Mr. Robert M. Snibbe, Jr. has served as our President and Chairman of the Board of Directors since the incorporation of Stem Sales, Inc. on April 9, 2014.  He has over forty-two (42) years of business experience.  He has been involved in start-up companies as well as companies needing an experienced executive to help the business gain market share and reduce expenses to increase profits.  With his experience as an Investment Banker to the entrepreneur he has become, he brings the experience and expertise to help guide the company to find a possible merger or acquisition.  Mr. Snibbe is a designer and implementer of strategic plans, financial facilities, operational structures, production processes, and product innovations as wells as achiever of corporate renewal and repositioning.  Mr. Snibbe is accomplished in private financing, public securities, business and real property acquisition/divestiture, growth funding, cash flow management, and tax optimization.

Mr. Snibbe is the President of Snibbe & Company and AEOLUS, Inc.  From 1978 to the present, he is a financial consultant, real estate, and business broker specializing in corporate development & renewals, commercial & investment real estate. Recent clients/investments include international financial services, cloud computing SaaS business model ERP for specialty retail chains, medical device for endoscopes, medical digital imaging VAR of modality equipment and software applications, commercial facilities energy conservation retrofitter, manufacturer of phototherapy medical devices, manufactured housing.

Mr. Snibbe was a Director of Dixie Foods International, Inc. from 2010 through 2014.  Dixie is a publicly traded manufacturer of barbeque sauce.  Dixie Foods merged with KCI Investments in June 2014.  From 2009 to 2014, Mr. Snibbe was a Director-Compensation Committee for New Wave Surgical, Corp., a medical device manufacturer sold to

Financial Statements

Covidien in March 2014.  Mr. Snibbe was an Investment banker with Donaldson, Lufkin, & Jenrette (now Credit Suisse) in New York, NY from 1972 to 1974.

Mr. Snibbe has a Master Degree of Business Administration from Columbia University Graduate School of Business with a concentration of Banking/Finance.  He also has a Bachelor of Arts in economics from Williams College. Mr. Snibbe was a commissioned officer in the U.S. Navy Reserve from 1966-1969 on the  Staff of COMMANDER CARRIER DIVISION TWO, serving as Assistant Communications Officer, Registered Publications Custodian, and S.L.J.O.

~Bettina Maria Elsner has served as our Secretary/Treasurer since the incorporation of Stem Sales, Inc. on April 9, 2014.  Ms. Elsner has over twenty (20) years business experience. She has owned and managed Elsner Artistic Tiles business for over sixteen (16) years.  She is responsible for sourcing the raw materials, customer relations, painting the tiles, glazing the tiles, firing the tiles, shipping, accounting and taxes.  She sells her handcrafted tiles via her website www.elsnertile.com and through www.studiotiles.com, which is an outlet for her tiles run by her son.  Ms. Elsner used to exhibit at tile trade shows and visit interior designer/architects, however in the last decade most of her business has come through her website and referrals from of her son’s website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of July 7, 2014 and our Officers and Directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 3.0 (See "Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 5.0 Beneficial Ownership of Officers and Directors

		Amount and Nature of Beneficial Ownership		Percent of Class [1]
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Robert M. Snibbe, Jr. 801 West Bay Dr., Ste. 418 Largo, Florida 33770	200,000	200,000	20%	10%
Common Stock	Bettina Elsner 801 West Bay Dr., Ste. 418 Largo, Florida 33770	200,000	200,000	20%	10%
Common Stock	All Executive Officers and Directors as a Group	400,000	400,000	40%	20%
[1] The percentages assume that all of the shares being offered in this registration are sold.

Financial Statements

Table 6.0 Beneficial Ownership

		Amount and Nature of Beneficial Ownership		Percent of Class [1]
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Robert M. Snibbe, Jr. 801 West Bay Dr., Ste. 418 Largo, Florida 33770	200,000	200,000	20%	10%
Common Stock	Bettina Elsner 801 West Bay Dr., Ste. 418 Largo, Florida 33770	200,000	200,000	20%	10%
Common Stock	Jennifer M. Laws 801 West Bay Dr., Ste. 418 Largo, Florida 33770	200,000	200,000	20%	10%
Common Stock	Jacob Fisher IV 801 West Bay Dr., Ste. 418 Largo, Florida 33770	200,000	200,000	20%	10%
Common Stock	Charles G. Masters, Jr. 801 West Bay Dr., Ste. 418 Largo, Florida 33770	200,000	200,000	20%	10%
Common Stock	All Beneficial Owners as a Group	1,000,000	1,000,000	100%	50%
[1] The percentages assume that none of the shares owned by the beneficial owners are sold.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 500,000,000 shares of common stock, par value per share, $0.01, of which 1,000,000 shares are issued, outstanding, and held by 5 stockholders of record. No shares of preferred stock are currently outstanding. The following description summarizes all of the material terms of our securities.  Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our Articles of Incorporation and Bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

Preferred Stock

Our Articles of Incorporation authorize the issuance of one class of preferred blank check stock to be issued solely at the discretion of the Board of Directors.  No preferred blank check stock has been defined or issued as of September 30, 2014.

Debt Securities

We currently have no provisions to issue debt securities.

Financial Statements

Warrants

We currently have no provisions to issue warrants.

Dividend

No dividends have been paid since our incorporation on April 9, 2014. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Sale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 1,000,000 outstanding common shares registered for sale by the company in accordance with the Securities Act of 1933.  Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock if our stock becomes quoted on an exchange medium.

We currently have no shareholder holding shares that are eligible to be sold under Rule 144 of the Securities Act of 1933, as amended.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation do not provide any provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing our board of directors and management.  The holders of our common stock do not have cumulative voting rights in the election of our directors, which makes it more difficult for minority stockholders to be represented on the board.  The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger, or otherwise.

Our By-laws do not provide any provisions that may have anti-takeover effects.

Control Share Acquisitions

The “control share” provisions of Sections 607.0902, of the Florida Statutes, means shares that, except for this section, would have voting power with respect to shares of an issuing public corporation that, when added to all other shares of the issuing public corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power:

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One-fifth or more but less than one-third of all voting power;

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One-third or more but less than a majority of all voting power; and

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A majority or more of all voting power.

Control-share acquisition means the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares.  For purposes of this law, all shares, the beneficial ownership of which is acquired within 90 days before or after the date of the acquisition of the beneficial ownership of shares which result in a control share acquisition, and all shares the beneficial ownership of which is acquired pursuant to a plan to make a control-share acquisition shall be deemed to have been acquired in the same acquisition.

Financial Statements

For purposes of this law, a person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this section has voting power only of shares in respect of which that person would be able to exercise or direct the exercise of votes without further instruction from others.

The acquisition of any shares of an issuing public corporation does not constitute a control-share acquisition if the acquisition is consummated in any of the following circumstances:

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Before July 2, 1987.

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Pursuant to a contract existing before July 2, 1987.

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Pursuant to the laws of intestate succession or pursuant to a gift or testamentary transfer.

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Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this section.

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Pursuant to a merger or share exchange effected in compliance with s. 607.1101, s. 607.1102, s. 607.1103, s. 607.1104, or s. 607.1107, if the issuing public corporation is a party to the agreement of merger or plan of share exchange.

An “issuing public corporation” means a corporation that has one hundred (100) or more shareholders; has its principal place of business, its principal office, or substantial assets within this state; and either more than 10 percent (10%) of its shareholders resident in this state; more than 10 percent (10%) of its shares owned by residents of this state; or one thousand shareholders resident in this state.

Unless the corporation’s articles of incorporation or bylaws provide that this section does not apply to control-share acquisitions of shares of the corporation before the control-share acquisition, control shares of an issuing public corporation acquired in a control-share acquisition have only such voting rights as are conferred by subsection (9) Section 607.0902.

Control shares acquired in a control-share acquisition have the same voting rights as were accorded the shares before the control-share acquisition only to the extent granted by resolution approved by the shareholders of the issuing public corporation.  To be approved under this subsection, the resolution must be approved by:

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Each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by the class or series, with the holders of the outstanding shares of a class or series being entitled to vote as a separate class if the proposed control-share acquisition would, if fully carried out, result in any of the changes described in s. 607.1004; and

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Each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that group, excluding all interested shares.

Any control shares that do not have voting rights because such rights were not accorded to such shares by approval of a resolution by the shareholders pursuant to paragraph (b) shall regain voting rights and shall no longer be deemed control shares upon a transfer to a person other than the acquiring person or associate or affiliate, as defined in s. 607.0901, of the acquiring person unless the acquisition of the shares by the other person constitutes a control-share acquisition, in which case the voting rights of the shares remain subject to the provisions of this section.

The effect of the Florida control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Florida control share law, if applicable, could have the effect of discouraging takeovers of our company.

Transfer Agent and Registrar

We have engaged the services of Interwest Transfer Company, Inc., 1981 E Murray Holladay Rd, Salt Lake City, UT 84117, to act as our transfer agent and registrar.

Financial Statements

INTEREST OF NAMED EXPERTS AND COUNSEL

We have retained DKM Certified Public Accountants, an independent certified public accountant, whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, they have no direct or indirect interest in us. DKM Certified Public Accountants’ report is given based on their authority as an expert in accounting and auditing.  DKM Certified Public Accountants has provided audited financials for Stem Sales, Inc., for the period ended June 30, 2014. Our fiscal year end is December 31.  Since our company has no operations we have audited our financials as of the most recent practical date.

Diane J. Harrison, Esq., of Harrison Law, P.A., is the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement.  Ms. Harrison has no direct or indirect interest in the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Our Articles of Incorporation do include a provision for indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article XIV, Section 3, permit us to indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Stem Sales, Inc., pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

Stem Sales, Inc. was formed as a Florida Corporation effective on April 9, 2014 under the Laws of the State of Florida.  The Company does not have any subsidiaries or related companies.  “STEM” is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, which we refer to throughout this prospectus as our initial business combination, with one or more businesses or entities, which we refer to throughout this prospectus as a target business.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

DESCRIPTION OF BUSINESS

Business Development

Stem Sales, Inc. was formed on April 9, 2014 under the Laws of the State of Florida.   Since its inception we are a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination

Our Employees

At July 7, 2014 there were no paid full-time employees.  Our President, Robert M. Snibbe, Jr. and our Secretary Bettina Elsner have been performing the work for the company.   Mr. Snibbe and Ms. Elsner devote approximately 5-15 hours per week to Stem Sales, Inc.

Financial Statements

Reports to Security Holders

We will be required to file reports and other information with the U.S. Securities and Exchange Commission (“SEC”) when our registration statement is effective and we are a fully reporting company. You may read and copy any document that we file at the SEC's public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at <www.sec.gov>. We believe that we will be an electronic filer making our information available through an Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  This information may be found at www.sec.gov.

We are not required by the Florida Revised Statutes to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

JUMPSTART OUR BUSINESS STARTUPS ACT

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

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Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

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Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

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Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

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Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

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Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

Financial Statements

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period pursuant to Section 107(b).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

We were formed on April 9, 2014 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, or other similar business combination with one or more target businesses. Our efforts to identify a target business will not be limited to a particular industry or geographic region.  We intend to utilize cash derived from the

Financial Statements

proceeds of this offering and the private placement of our securities, debt or a combination of cash, securities and debt, in effecting our initial business combination. The issuance of additional shares of common stock or preferred stock in our initial business combination:

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may significantly dilute the equity interest of our investors in this offering who would not have pre-emption rights in respect of any such issuance;

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may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

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will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

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default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and;

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our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

Liquidity and Capital Resources

Further, we have incurred and expect to continue to incur costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. Our plans to raise capital or to consummate our initial business combination may not be successful. Under 419(b)(2)(vi) the registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (b)(2)(i) of this rule, exclusive of interest or dividends, as those proceeds are deposited into the trust or trust account ..  Management does not intend to use up to 10% of the proceeds nor does it intend to use the interest from the trust account to fund its working capital requirements. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto.  To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

We believe that, upon consummation of this offering, the $100,000, of net proceeds held in the trust account, plus the interest earned on the trust account balance (net of income and other tax obligations) that may be released to us to fund our working capital requirements which we anticipate will be approximately $30,000, which we will use from our present cash on hand will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using our current funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate

Financial Statements

documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

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$5,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of our initial business combination;

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$5,000 of expenses for the due diligence and investigation of a target business by our officers and directors;

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$5,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

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$15,000 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including director and officer liability insurance premiums.

If our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing to consummate our initial business combination in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

The controlling shareholders have pledged support to fund continuing operations, as necessary.  From time to time, the Company is dependent upon the continued support of these parties, through temporary advances or through arrangements of their personal credit.  However there is no written commitment to this effect. The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

The Company does not have employment contracts with its key employees, including the officers of the Company.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2014. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

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staffing for financial, accounting and external reporting areas, including segregation of duties;

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reconciliation of accounts;

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proper recording of expenses and liabilities in the period to which they relate;

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evidence of internal review and approval of accounting transactions;

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documentation of processes, assumptions and conclusions underlying significant estimates; and

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documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Financial Statements

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Proposed business

Introduction

We are a Florida blank check Company incorporated on April 9, 2014 formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

Business Strategy

We have identified the following criteria and guidelines that we believe are important in evaluating prospective target businesses. While these will be used in evaluating business combination opportunities, we may decide to enter into a business combination with a target business or businesses that do not meet all of the proposed criteria and guidelines.

•

Target profile characteristics include:

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Privately-held

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Target seeking to become public

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Limited capital expenditure requirements

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Strong organic and M&A driven growth potential

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Interest in retaining equity to build and grow the company

Competitive Strengths

We believe our competitive strengths to be the following:

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses might find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public

Financial Statements

offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once the business combination is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests than it would have as a privately-held company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a more established entity or with a private company.

Financial Position

With funds held in the trust account available for our initial business combination initially in the amount of $100,000, assuming the entire offering is sold, we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing cash for stock, and providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing and it may not be available to us.

Management Operating and Investing Experience

Our President, Robert Snibbe, has approximately 42 years’ experience in the corporate business world and is the founder and chief executive officer of Snibbe & Company and AEOLUS, INC.  We believe that his breadth of experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering in effecting our initial business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. Our initial business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other

Financial Statements

representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we may not be able to locate a target business, and we may not be able to engage in a business combination with a target business on favorable terms or at all.

Subject to our management team’s fiduciary duties and the limitations that a target business have a fair market value of at least 80% of the maximum offering proceeds at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect our initial business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our original shareholders or members of our management team or special advisors or our or their respective affiliates be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers, directors or original shareholders. As of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

Selection of a Target Business and Structuring of Our Initial Business Combination

Subject to our management team’s fiduciary duties and the limitation that a target business have a fair market value of at least 80% of the maximum offering proceeds at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Except for the general criteria and guidelines set forth above under the caption “Business Strategy,” we have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. Furthermore, we do not have any specific requirements with respect to the value of a prospective target business as compared to our net assets or the funds held in the trust account. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

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financial condition and results of operation;

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growth potential;

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brand recognition and potential;

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return on equity or invested capital;

Financial Statements

•

market capitalization or enterprise value;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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barriers to entry;

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stage of development of the products, processes or services;

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existing distribution and potential for expansion;

•

degree of current or potential market acceptance of the products, processes or services;

•

proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•

impact of regulation on the business;

•

regulatory environment of the industry;

•

costs associated with effecting the business combination;

•

industry leadership, sustainability of market share and attractiveness of market industries in which a target business

•

participates; and

•

macro competitive dynamics in the industry within which the company competes.

These criteria are not intended to be exhaustive. Our management may not consider any of the above criteria in evaluating a prospective target business.

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete our initial business combination remain to be determined. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Pursuant to FINRA OTC listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the maximum offering proceeds at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the maximum offering proceeds. We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. In

Financial Statements

order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

We expect to complete only a single business combination, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating our initial business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination, and

•

result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management Team

Although we intend to scrutinize the management team of a prospective target business when evaluating the desirability of effecting our initial business combination, our assessment of the target business’ management team may not prove to be correct. In addition, the future management team may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following our initial business combination remains to be determined. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following our initial business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to our initial business combination. Moreover, they would only be able to remain with the company after the consummation of our initial business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our officers and directors may not have significant experience or knowledge relating to the operations of the particular target business.

Financial Statements

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholder Acceptance of Business Combination

In accordance with Rule 419 in connection with any proposed business combination, each public stockholder shall have the opportunity to remain as an investor or to withdraw his or her investment.  The public stockholders (but not our officers or directors) may seek to return their shares of common stock in exchange for the portion of the aggregate amount then on deposit in the trust account (net of taxes payable), subject to the limitations described herein.

In connection with any initial business combination, in accordance with the procedures under Rule 419(e)(2), each public stockholder will have the right to approve and remain an investor in such proposed business combination. Each public stockholder shall have no fewer than 20 business days or more than 45 business days to notify us in writing of their decision to remain an investor in any proposed business combination.  Each public shareholder will receive by first class mail or other prompt means, sent by the company no more than five days after a post-effective amendment effective date, a copy of the post-effective amendment prospectus for the acquisition of a business.

If a consummated acquisition meeting the requirements of Rule 419 has not occurred by a date 18 months after the effective date of the initial registration statement the funds held in the trust account shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date. The securities held in the trust account shall be returned by first class mail or equally prompt means to the Registrant within five business days following that date.

If we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares converted) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 18 months from the effective date of the initial registration statement in order to be able to receive a pro rata share of the trust account.

None of our officers, directors, original shareholders or their affiliates has indicated any intention to purchase shares of common stock in this offering or from persons in private transactions. Furthermore, our officers, directors, original shareholders and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Conversion Rights

Our officers and directors will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering.

Liquidation if No Business Combination

If we do not complete a business combination within 18 months from the effective date of the initial registration statement, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest and income taxes payable with respect to interest earned on the trust account, divided by the number of then outstanding public shares, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our

Financial Statements

board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Florida law to provide for claims of creditors and the requirements of other applicable law.

Under the Florida General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Florida law. If the corporation complies with certain procedures set forth in Section 280 of the Florida General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Florida law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Florida General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we are unable to complete a business combination within the prescribed time frame, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise taxes and income taxes payable with respect to interest earned on the trust account, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Florida law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 18th month and, therefore, we do intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the Florida General Corporation Law, Section 281(b) of the Florida General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust account. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to

Financial Statements

find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our executive officers have orally agreed that they will be jointly and severally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, they may not be able to satisfy their indemnification obligations if they are required to so as we have not required them to retain any assets to provide for their indemnification obligations, nor have we taken any further steps to ensure that they will be able to satisfy any indemnification obligations that arise. Additionally the agreement entered into by our executive officers specifically provides that they will have no personal liability as to any claimed amounts owed to a target business or vendor or other entity who has executed a valid and enforceable agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. Moreover, they will not be personally liable to our public stockholders and instead will only have liability to us. As a result, if we liquidate, the per-share distribution from the trust account could be less than $0.10 due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us, plus any remaining net assets (subject to our obligations under Florida law to provide for claims of creditors as described below).

We anticipate notifying the trust ee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 5 business days to effectuate such distribution. Our officers, directors and original shareholders have waived their rights to participate in any liquidation distribution with respect to their shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust accounts. If such funds are insufficient, our executive officers have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

Our public stockholders (our “investors”) shall be entitled to receive a refund of their funds in the trust account (in exchange for cancellation of their stock) in the event of our failure to complete our initial business combination in the required time period.  Also, after receipt of a copy of the prospectus contained in a post-effective amendment regarding a business combination, if a public stockholder fails to notify us in writing of their election to remain an investor within 45 business days from the effective date of the post-effective amendment, the investor’s funds in trust shall be returned to them within five business days.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we may not be able to return to our public stockholders at least $.10 per share.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us, which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 18 months from the effective date of the initial registration statement, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses

Financial Statements

that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•

our obligation to seek stockholder approval of our initial business combination may delay the completion of a transaction;

•

our obligation to convert shares of common stock held by our public stockholders may reduce the resources available to us for our initial business combination;

•

our obligation to register the resale of the currently issued and outstanding securities issued to our officers, directors, original shareholders or their affiliates upon conversion of working capital loans; and

•

the impact on the target business’ assets as a result of unknown liabilities under the securities laws or otherwise depending on developments involving us prior to the consummation of a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. Our management believes, however, that our status as a public entity and potential access to the OTC MARKETS markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting our initial business combination, there will be, in all likelihood, intense competition from competitors of the target business. Subsequent to our initial business combination, we may not have the resources or ability to compete effectively.

DESCRIPTION OF PROPERTY

We currently maintain our principal executive offices at 801 West Bay Drive, Suite 418, Largo, FL  33770. The office is located inside the Wells Fargo Bank building.  The cost for this space is $250.00 per month plus taxes.   We do not own the building but rent a windowless office within the premises which is approximately 100 square feet individually.  We rent pursuant to a Lease for 6 months terminating December 31, 2014.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business to acquire has been located, management will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Audited Financial Statements

We are registering our common stock under the 1933 Securities Act, as amended and upon effectiveness of this registration statement will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation materials sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States GAAP or IFRS. A particular target business identified by us as a potential acquisition candidate may not have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

Financial Statements

 We may be required by the Sarbanes-Oxley Act to have our internal control procedures audited for the fiscal year ending December 31, 2014. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an emerging growth company as defined in the JOBS Act and will remain such for up to five years. However, if our non-convertible debt issued within a three-year period or our total revenues exceed $1 billion or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 10 years preceding the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any Director, Executive Officer, or any security holder who is a beneficial owner or any member of the immediate family of the Officers and Directors.

AUDIT COMMITTEE

We currently have no independent directors on our board and therefore we do not have an audit committee comprised of any independent directors. At this time, we rely on our President and Director, Robert M. Snibbe, Jr., Jr. for our audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.  Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Mr. Snibbe as both our Company President and Director and our audit committee financial expert is not detrimental to the Company. Mr. Snibbe has an understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Snibbe has gained this experience through his education with a Master’s degree of Business Administration with a concentration of banking/finance.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time.  There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the OTC MARKETS price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.   All securities issued in connection with this offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights, shall be deposited directly into the trust account promptly upon issuance.  Securities held in the trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers.  The purchasers shall have voting rights, if any, with respect to securities held in their names as provided by applicable state law.  No transfer or other disposition of securities held in the trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

Financial Statements

Pursuant to Rule 15g-8 of the 1934 Securities and Exchange Act, as amended makes it unlawful for any person to sell or offer to sell any security that is deposited and held in the trust account pursuant to Rule 419 under the Securities Act of 1933, as amended or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results; announcements of new product innovations, new sales formats, or new services by us or our competitors; changes in financial estimates by securities analysts; conditions or trends in Internet use, such as increased Internet advertising and online ordering by small independent operators or traditional brick and mortar operations; changes in the market valuations of other businesses; announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments; additions or departures of key personnel; sales of common stock; and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for our type of business in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of our business may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.  There are no shares of common stock that could be sold by an affiliated selling shareholder according to Rule 144.

No cash dividends have been paid by the company since inception. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our Board of Directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the Board of Directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have five (5) stockholders of record of our common stock as of September 1, 2014.

EXECUTIVE COMPENSATION

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our officers, directors, original shareholders, members of our management team, special advisors or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Financial Statements

Table 7.0 Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Robert M. Snibbe, Jr. [1]	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Bettina Elsner [2]	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

[1] There is no employment contract with Mr. Snibbe..  Nor are there any agreements for the compensation in the future.

[2] There is no employment contract with Ms. Elsner  Nor are there any agreements for the compensation in the future.

Table 8.0 Outstanding equity awards for 2014

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value Of Shares Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert M. Snibbe, Jr.	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Bettina Elsner	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Compensation of Directors

Pursuant to our By Laws, Directors will not be compensated for their services in their capacity as directors. If and when the Company has net profits, after all expenses are paid prior to any income tax being considered, director compensation for actual attendance at each regular or special meeting of the Board may be authorized. At this time, Directors are not paid for meetings attended.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Table 9.0 Director Compensation for 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Robert M. Snibbe, Jr.	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Bettina Elsner	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CODE OF ETHICS

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

Financial Statements

•

As described below, in the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Certain of our officers and directors are now, and all may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

Unless we consummate our initial business combination, our officers, directors and original shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

•

The shares beneficially owned by our officers and directors will be released from the trust account only if our initial business combination is successfully completed. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their shares. Furthermore, our officers, directors and original shareholders have orally agreed that their securities will not be sold or transferred by them until after we have completed our initial business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect our initial business combination with.

In general, officers and directors of a corporation incorporated under the laws of the State of Florida are required to present business opportunities to a corporation if:

•

the corporation could financially undertake the opportunity;

•

the opportunity is within the corporation’s line of business; and

•

it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. The above mentioned conflicts may not be resolved in our favor.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our shareholders, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless a majority of our shareholders determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or original shareholders, unless we have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). Furthermore, in no event will any of our officers, directors, members of our management team, special advisors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

Indemnification of Directors and Officers

Title XXXVI, Chapter 607 of the Florida Statutes permits corporations to indemnify a Director, Officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, Officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do include such a provision automatically indemnifying a director, Officer or control person of the corporation or its stockholders for any liability

Financial Statements

asserted against him and liability and expenses incurred by him in his capacity as a Director, Officer, employee or agent, or arising out of his status as such.

Article XV, Paragraph 3 of our By-Laws permits us to secure insurance on behalf of any Officer, Director, employee or other agent for any liability arising out of his or his actions in such capacity, regardless of whether or not Florida law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CORPORATE GOVERNANCE

We are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.  Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  We have conducted regular Board of Director meetings on the last business Friday of each quarter for the last calendar year.  Each of our directors has attended all meetings. We have no standing committees regarding compensation, audit or other nominating committees.  At our annual shareholders meetings, each shareholder is given specific information on how he/she can direct communications to the Officers and directors of the corporation.  All communications from shareholders are relayed to the members of the Board of Directors.  We have no independent directors on our Board of Directors as defined in Item 407 of Regulation S-K.

EXPERTS

Certain of the financial statements of Stem Sales, Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited or reviewed by DKM Certified Public Accountants, independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Stem Sales, Inc., by Harrison Law, P.A., 8955 US Highway 301 N. #203 Parrish FL 34219.

WHERE YOU CAN FIND FURTHER INFORMATION

Stem Sales, Inc. will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of the Commission’s web site is http://www.sec.gov.

Stem Sales, Inc. has filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto, but does include the material provisions, if any, of any contract or document filed as an exhibit or schedule. For further information with respect to Stem Sales, Inc., and the common stock offered hereby, reference is

Financial Statements

made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such service fleets upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete within the Form S-1 and, in each instance, reference is made to the copy of such contract or document filed as an additional exhibit to the registration statement filed with the Securities and Exchange Commission, each such statement being qualified in all respects by such reference.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and as adjusted to reflect the sale of our shares of common stock included in the offering by this prospectus (assuming none of the individuals listed purchase shares in this offering), by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Table 10.0 Security Holders

				Percent owned after offering is complete
Name of Security Holder	Shares beneficially owned as of the date of this prospectus [1]	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	If All Offering shares sold [1]	If No Offering shares sold [2]	Position, Officer or other material relationship to the Company within last three years [3]
Robert M. Snibbe, Jr.	200,000	20%	-0-	10%	20%	Domestic partner of Bettina Elsner
Bettina Elsner	200,000	20%	-0-	10%	20%	Domestic partner of Robert M. Snibbe, Jr.
Jennifer M. Laws	200,000	20%	-0-	10%	20%
Jacob Fisher IV	200,000	20%	-0-	10%	20%
Charles G. Masters, Jr.	200,000	20%	-0-	10%	20%
Totals:	1,000,000	100%	-0-	50%	100%

[1] The number of shares held by the current Security Holders before and after the offering.

[2] The percentage held in the event none of the shares offered in the offering are sold.

[3] Bettina Elsner is the domestic partner of our President Robert M Snibbe, Jr.  Ms. Elsner has sole and dispositive rights over the disposal of her shares, and the voting rights attached thereto, and is not directly or indirectly influenced or controlled by her partner.  In the event of her death Mr. Snibbe would not have beneficial ownership of her shares.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his

Financial Statements

or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or original shareholders unless we have obtained the approval of a majority of our disinterested and independent directors (if we have any at that time) and shareholders that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our officers, directors, original shareholders or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

Financial Statements

Financial Statements

DKM

CERTIFIED PUBLIC ACCOUNTANTS

Accounting • Auditing • Assurance

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Stem Sales, Inc.

We have audited the accompanying balance sheet of Stem Sales, Inc. as of June 30, 2014, and the related statement of operations, stockholders’ deficiency, and cash flows from Inception (April 9, 2014) through June 30, 2014.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stem Sales, Inc. as from Inception (April 9, 2014) through June 30, 2014, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

July 29, 2014

Financial Statements

STEM SALES, INC.

(A Blank Check Company)

Balance Sheet

For the Period From Inception (April 9, 2014) Through June 30, 2014 (audited)

From Inception through June 30, 2014
ASSETS
Current Assets:
Cash and Cash Equivalents	$33,194
Total Current Assets	$33,194
Equipment, net of Accumulated Depreciation	-
Total Assets	$33,194

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$-
Total Current Liabilities	$-
Total Liabilities	$-

Stockholders' Equity:
Common Stock; 500,000 000 authorized; $.01 per share par value; 1,000,000 shares issued and outstanding.	10,000
Paid in Capital	$40,000
Retained Earnings (Accumulated Deficit)	$(16,806)
Total Equity	$33,194
Total Liabilities and Stockholders' Equity (Deficit)	$33,194

The accompanying notes are an integral part of these statements

Financial Statements

STEM SALES, INC.

(A Blank Check Company)

Statement of Operations

For the Period From Inception (April 9, 2014) Through June 30, 2014 (audited)

From Inception through June 30, 2014
Revenue:
Sales	$-

Expenses:
General and Administrative	$16,806
Net (Loss) Profit	$(16,806)

Basic and Diluted loss per share	$(0.03)
Weighted average number of shares outstanding	$597,561

The accompanying notes are an integral part of these statements.

Financial Statements

STEM SALES, INC.

(A Blank Check Company)

Statement of Changes in Stockholders’ Equity

For the Period From Inception (April 9, 2014) Through June 30, 2014 (audited)

	Common Stock			Additional Paid in Capital	Accumulated Deficit	Total Equity
	Shares		Amount
Inception	0		$0	$0	$0	$0
Sale of Stock	1,000,000		$10,000	$40,000	$-	$50,000
Net Loss		$		$-	$(16,806)	$(16,806)
Balance as of June 30, 2014	1,000,000		$10,000	$40,000	$(16,806)	$33,194

The accompanying notes are an integral part of these statements.

Financial Statements

STEM SALES, INC.

(A Blank Check Company)

Statements Cash Flows

For the Period From Inception (April 9, 2014) Through June 30, 2014 (audited)

From Inception through June 30, 2014
Cash Flows from Operating Activities:
Net Income (loss)	$(16,806)

Changes in Operating Assets and Liabilities:
Accounts Payable	-
Net Cash (Used In) Provided by Operations Activities	-

Cash Flows from Financing Activities:
Proceeds from Sale of Stock	50,000

Net Cash Provided by Financing Activities:	$50,000

Net change in Cash and Cash Equivalents	$33,194

Cash and Cash Equivalents, Beginning of Period	-
Cash and Cash Equivalents, End of Period	$33,194

Supplemental Cash Flow Information
Cash paid for interest	-
Cash paid for taxes	-

The accompanying notes are an integral part of these statements.

Financial Statements

STEM SALES, INC.

(A Blank Check Company)

Notes to Financial Statements

For the Period From Inception (April 9, 2014) Through June 30, 2014

NOTE 1.

NATURE OF BUSINESS

Organization

Stem Sales, Inc. “STEM” was formed on April 9, 2014 under the Laws of the State of Florida and is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, which we refer to throughout this prospectus as our initial business combination, with one or more businesses or entities, which we refer to throughout this prospectus as a target business. Our efforts to identify a target business will not be limited to a particular industry or geographic region.  We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and use of Estimates

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

In the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair statement of (a) the result of operations for the periods from inception through June 30, 2014; (b) the financial positions from inception through June 30, 2014; and (c) cash flows from inception through June 30, 2014 have been made.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities that we have incurred significant costs in pursuit of our acquisition plans.   These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company is my not be able to find a identify a target business for a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, No assurance can be given that the Company will be successful in these efforts.

Cash and Cash Equivalents

The majority of cash is maintained with a major financial institution in the United States.  Deposits with this bank may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  There were no cash equivalents June 30, 2014.

Recently Accounting Pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to June

Financial Statements

30, 2014 through the date these financial statements were issued.

NOTE 3.

INCOME TAXES

The Company accounts for income taxes under FASB ASC 740 “Income Taxes.” Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

NOTE 4.

COMMITMENTS AND CONTINGENCIES

Related Party

The controlling shareholders have pledged support to fund continuing operations, as necessary.  From time to time, the Company is dependent upon the continued support of these parties, through temporary advances or through arrangements of their personal credit.  However there is no written commitment to this effect.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.  The Company does not have employment contracts with its key employees, including the Officers of the Company.

Leases and Facility

The Company rents its office facilities pursuant to a month to month basis, beginning July 3, 2014.  The company leases the space for $255 monthly, there is no contract.

Legal Matters

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 5.

STOCKHOLDERS' EQUITY

As of June 30, 2014 the Company has 500,000,000 shares authorized; $.01 per share par value; 1,000,000 shares of common stock issued and outstanding.  Our original shareholders paid an aggregate of $50,000, or approximately $0.05 per share, for their shares which total 1,000,000 shares issued and outstanding.  There is one class of preferred stock authorized solely at the discretion of the Board of Directors.

No preferred or common stock was issued subsequent to the June 30, 2014 period end.

The Company has no options or warrants issued or outstanding

NOTE 6.

SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were issued.  Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

Financial Statements

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Stem Sales, Inc.

We have reviewed the accompanying balance sheet of Stem Sales, Inc. as of September 30, 2014, and the related statements of operations and retained earnings, and cash flows for the period of inception (April 9, 2014) to September 30, 2014.  These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

November 25, 2014

Financial Statements

STEM SALES, INC.

(A Blank Check Company)

Balance Sheet

For the Period From Inception (April 9, 2014) Through September 30, 2014 (unaudited)

From Inception through September 30, 2014
ASSETS
Current Assets:
Cash and Cash Equivalents	$31,211
Total Current Assets	$31,211
Equipment, net of Accumulated Depreciation	-
Total Assets	$31,211

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$-
Total Current Liabilities	$-
Total Liabilities	$-

Stockholders' Equity:
Common Stock; 500,000 000 authorized; $.01 per share par value; 1,000,000 shares issued and outstanding.	10,000
Paid in Capital	$40,000
Retained Earnings (Accumulated Deficit)	$(18,789)
Total Equity	$31,211
Total Liabilities and Stockholders' Equity (Deficit)	$31,211

The accompanying notes are an integral part of these statements

Financial Statements

STEM SALES, INC.

(A Blank Check Company)

Statement of Operations

For the Period From Inception (April 9, 2014) Through September 30, 2014 (unaudited)

	For the Three months ended September 30, 2014		From Inception through September 30, 2014
Revenue:
Sales	$-		$-

Expenses:
General and Administrative	$1,983		$18,789
Net (Loss) Profit	$(1,983)	$	(18,789)

Basic and Diluted loss per share	$(0.00)		$(0.02)
Weighted average number of shares outstanding	1,000,000		810,345

The accompanying notes are an integral part of these statements.

Financial Statements

STEM SALES, INC.

(A Blank Check Company)

Statement of Changes in Stockholders’ Equity

For the Period From Inception (April 9, 2014) Through September 30, 2014 (unaudited)

	Common Stock				Additional Paid in Capital	Accumulated Deficit	Total Equity
	Shares		Amount
Inception	0		$0		$0	$0	$0
Sale of Stock	1,000,000		$10,000		$40,000	$-	$50,000
Net Loss		$			$-	$(16,806)	$(16,806)
Balance as of June 30, 2014	1,000,000		$10,000		$40,000	$(16,806)	$33,194
Net Loss		$		$		$(1,983	$(1,983)
Balance as of September 30, 2014	1,000,000		$10,000		$40,000	$(18,789)	$31,211

The accompanying notes are an integral part of these statements.

Financial Statements

STEM SALES, INC.

(A Blank Check Company)

Statements Cash Flows

For the Period From Inception (April 9, 2014) Through September 30, 2014 (unaudited)

From Inception through September 30, 2014
Cash Flows from Operating Activities:
Net Income (loss)	$(18,789)

Changes in Operating Assets and Liabilities:
Accounts Payable	-
Net Cash (Used In) Provided by Operations Activities	-

Cash Flows from Financing Activities:
Proceeds from Sale of Stock	50,000

Net Cash Provided by Financing Activities:	$50,000

Net change in Cash and Cash Equivalents	$31,211

Cash and Cash Equivalents, Beginning of Period	-
Cash and Cash Equivalents, End of Period	$31,211

Supplemental Cash Flow Information
Cash paid for interest	-
Cash paid for taxes	-

The accompanying notes are an integral part of these statements.

Financial Statements

STEM SALES, INC.

(A Blank Check Company)

Notes to Financial Statements

For the Period From Inception (April 9, 2014) Through September 30, 2014

NOTE 1.

NATURE OF BUSINESS

Organization

Stem Sales, Inc. “STEM” was formed on April 9, 2014 under the Laws of the State of Florida and is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, which we refer to throughout this prospectus as our initial business combination, with one or more businesses or entities, which we refer to throughout this prospectus as a target business. Our efforts to identify a target business will not be limited to a particular industry or geographic region.  We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and use of Estimates

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

In the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair statement of (a) the result of operations for the periods from inception through September 30, 2014; (b) the financial positions from inception through September 30, 2014; and (c) cash flows from inception through September 30, 2014 have been made.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities that we have incurred significant costs in pursuit of our acquisition plans.   These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company is my not be able to find a identify a target business for a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, No assurance can be given that the Company will be successful in these efforts.

Cash and Cash Equivalents

The majority of cash is maintained with a major financial institution in the United States.  Deposits with this bank may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  There were no cash equivalents at September 30, 2014.

Recently Accounting Pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to September 30, 2014 through the date these financial statements were issued.

Financial Statements

NOTE 3.

INCOME TAXES

The Company accounts for income taxes under FASB ASC 740 “Income Taxes.” Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

NOTE 4.

COMMITMENTS AND CONTINGENCIES

Related Party

The controlling shareholders have pledged support to fund continuing operations, as necessary.  From time to time, the Company is dependent upon the continued support of these parties, through temporary advances or through arrangements of their personal credit.  However there is no written commitment to this effect.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.  The Company does not have employment contracts with its key employees, including the Officers of the Company.

Leases and Facility

The Company rents its office facilities pursuant to a month to month basis, beginning July 3, 2014.  The company leases the space for $255 monthly, there is no contract.

Legal Matters

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 5.

STOCKHOLDERS' EQUITY

As of September 30, 2014 the Company has 500,000,000 shares authorized; $.01 per share par value; 1,000,000 shares of common stock issued and outstanding.  Our original shareholders paid an aggregate of $50,000, or approximately $0.05 per share, for their shares which total 1,000,000 shares issued and outstanding.  There is one class of preferred stock authorized solely at the discretion of the Board of Directors.

No preferred or common stock was issued subsequent to the September 30, 2014 period end.

The Company has no options or warrants issued or outstanding

NOTE 6.

SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were issued.  Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

Financial Statements

[OUTSIDE BACK COVER PAGE]

Prospectus

STEM SALES, INC.

1,000,000 SHARES OF COMMON STOCK

Dealer Prospectus Delivery Obligation

Until                , 2014 all dealers that effect transactions in these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS       , 2014

Financial Statements

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Stem Sales, Inc. in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

SEC Registration Fee	$13.64
FINRA filing fee	$0.00
Accounting Fees and Expenses	$2,000.00
OTC MARKETS listing fees	$0.00
Printing and Engraving Expenses	$100.00
Legal Fees and Expenses	$1,000.00
Transfer Agent's Fees and Expenses	$500.00
Federal Taxes, State Taxes and Fees	$0.00
Miscellaneous	$250.00
Total	$3,858.64

We will bear all the costs and expenses associated with the preparation and filing of this registration statement.

Item 14. Indemnification of Directors and Officers.

Title XXXVI, Chapter 607 of the Florida Statutes permits corporations to indemnify a Director, Officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, Officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do include such a provision automatically indemnifying a director, Officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, Officer, employee or agent, or arising out of his status as such.

Article XIV, Paragraph 3 of our By-Laws permits us to secure insurance on behalf of any Officer, Director, employee or other agent for any liability arising out of his or his actions in such capacity, regardless of whether or not Florida law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

There have been the following sales of Stem Sales, Inc.’s common stock, by the Company, without registration during the last three years.  Between May 1, 2014 and September 3, 2014 the following individuals were issued shares

Financial Statements

pursuant to stock purchase agreements. The Company relied on the exemption from registration under Section 4(2) of the 1933 Securities Act, as amended, as the issuance was not a part of a public offering.

Name of Security Holder	Shares beneficially owned as of the date of this prospectus	Consideration Paid	Date Shares Acquired
Robert M. Snibbe, Jr.	200,000	$10,000	May 1, 2014
Bettina Elsner	200,000	$10,000	May 2, 2014
Jennifer M. Laws	200,000	$10,000	May 9, 2014
Jacob Fisher IV	200,000	$10,000	May 14, 2014
Charles G. Masters, Jr.	200,000	$10,000	June 3, 2014
Totals:	1,000,000	$50,000

Item 16. Exhibits and Financial Statement Schedules.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-1. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1*	Articles of Incorporation
3.3*	By-Laws
5*	Opinion Regarding Legality and Consent of Counsel by Harrison Law, P.A.
10	Form of Trust Agreement
14*	Code of Ethics
23.1	Consent of Experts and Counsel: Independent Auditor's Consent by DKM, C.P.A.’s
23.2*	Consent of Experts and Counsel: Counsel’s Consent, by Harrison Law, P.A., is included in Exhibit 5

* Previously filed

Item 17. Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide  offering thereof.

Financial Statements

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)   The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

Financial Statements

(2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Largo, Florida, on the day of December 8, 2014 ..

STEM SALES, INC.

By:	/s/ ROBERT M. SNIBBE, JR.
Name:	Robert M. Snibbe, Jr.
Title:	President and Director

By:	/s/ BETTINA ELSNER
Name:	Bettina Elsner
Title:	Secretary and Director

 Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

Name	Title	Date
/s/ ROBERT M. SNIBBE, JR.	President and Director, Principal Financial Officer and Principal Accounting Officer	December 8, 2014
Robert M. Snibbe, Jr.

/s/ BETTINA ELSNER	Secretary and Director	December 8, 2014
Bettina Elsner

II-4